I, Christine M. Wolski, Assistant Secretary of Commerce Group Corp., DO
HEREBY CERTIFY that the following is a complete, true and correct copy of a certain part of a resolution of the Directors of Commerce Group Corp., a Corporation duly organized and existing under the laws of the State of Wisconsin, which resolution was duly adopted by the Board of Directors at Commerce Group Corp.'s Annual Board of Directors' Meeting held on October 19, 2001, a quorum being present, and that said resolution is now in full force and effect:

                  RESOLVED, That the Officers of the Corporation are authorized to retain the Law Firm of Hand & Hand of Dana Point, California, or such other legal counsel they select, to prepare and file a S.E.C. Form S-8 Registration Statement which will permit the Corporation to issue one million five hundred thousand of its common shares, $.10 par value, to employees, advisors, consultants, and for employee benefits pursuant to the U.S. Securities and Exchange Commission Regulation pertaining to the Form S-8 Registration Statement, and specifically not to be issued in connection with any capital raising transactions or for any financial public relations compensation; and

                  BE IT FURTHER RESOLVED, that the Officers of the Corporation are authorized and empowered to perform any act whatsoever that they deem is necessary to make this S.E.C. Form S-8 Registration Statement effective; and

                  BE IT FURTHER RESOLVED, That the Officers be and they hereby are authorized to issue the shares registered under the S.E.C. Form S-8 Registration Statement as permitted; and

                  BE IT FURTHER RESOLVED, That the Directors, authorize Nevada Agency and Trust Co. of Reno, Nevada, the Corporation's transfer agent, to issue these common shares registered under S.E.C. Form S-8 Registration Statement as directed from time to time by any Officer of the Corporation without any legend or restriction whatsoever.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation on this 3rd day of June, 2002.

(SEAL)                                    ________________________________
                                             Christine M. Wolski
                                                      Assistant Secretary